Exhibit 107

Calculation of Fee Filing Tables

Form S-3

(Form Type)

MANHATTAN BRIDGE CAPITAL, INC.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common shares, par value $0.001 per share	457(o)	(1)	(2)	—	$0.00014760	—
	Other	Preferred shares, par value $0.01 per share	457(o)		(2)	—	$0.00014760	—
	Other	Warrants	457(o)		(2)	—	$0.00014760	—
	Other	Debt securities	457(o)		(2)	—	$0.00014760	—
	Other	Units(3)	457(o)		(2)	—	$0.00014760	—
	Unallocated Shelf	Unallocated Shelf	457(o)	(1)	(2)	$13,500,000.00	$0.00014760	$1,992.06
Fees Previously Paid	—
Carry Forward Securities
Carry Forward Securities	Equity	Common shares, par value $0.001 per share		(4)		—		—	S-3	333-256396	June 1, 2021	—
	Other	Preferred shares, par value $0.01 per share		(4)					S-3	333-256396	June 1, 2021
	Other	Warrants		(4)					S-3	333-256396	June 1, 2021
	Other	Debt securities		(4)					S-3	333-256396	June 1, 2021
	Other	Units(3)		(4)					S-3	333-256396	June 1, 2021
	Unallocated Shelf	Unallocated Shelf	415(a)(6)	(4)		$31,500,000.00	$0.00010910	$3,436.65	S-3	333-256396	June 1, 2021	$3,436.65
	Total Offering Amounts					$45,000,000.00		$5,428.71
	Total Fees Previously Paid							$3,436.65
	Total Fee Offsets							—
	Net Fee Due							$1,992.06

(1)	There are being registered under this registration statement such indeterminate number of common shares, number of preferred shares, number of warrants to purchase common shares or preferred shares, number of debt securities and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $45,000,000. The securities registered hereunder also include such indeterminate number of common shares as may be issued upon conversion, exercise or exchange of warrants or preferred shares that provide for such conversion into, exercise for or exchange into common shares. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security in reliance on Rule 457(o) under the Securities Act and General Instruction II.D of Form S-3 under the Securities Act.

(3)	Consisting of some or all of the securities listed above, in any combination.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $31,500,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the registration statement on Form S-3 (File No. 333-256396), which initially became effective with the U.S. Securities and Exchange Commission on June 1, 2021 (the “Prior Registration Statement”). The registrant paid filing fees for the Unsold Securities in an aggregate amount of $3,436.65. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.